Exhibit B-20(a)

                  CERTIFICATE OF INCORPORATION
                               OF
              ENTERGY POWER OPERATIONS CORPORATION



THE  UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions  of  the

General  Corporation  Law of the State of  Delaware  does  hereby certify as follows:



     FIRST:   The  name  of  the  Corporation  is  Entergy  Power

     Operations Corporation.

     SECOND:  The registered office of the Corporation is  to  be located  at  1209 Orange Street, in the  City of Wilmington,

     in  the County of New Castle, in the State of Delaware.  The

     name  of  its  registered  agent  at  that  address  is  The

     Corporation Trust Company.

     THIRD:  The purpose of the Corporation is to engage  in  any lawful  act  or  activity for which  a  corporation  may  be organized  under the General Corporation Law of Delaware  as presently in effect or as may hereinafter be amended.

     FOURTH:   The total number of shares of capital stock  which

     the  Corporation is authorized to issue is 1,000  shares  of capital  stock  having no par value per  share  and  of  one class; such class is hereby designated as common stock.

     FIFTH: No stockholder shall be entitled as a matter of right to  subscribe  for, purchase or receive any  shares  of  the stock  or any rights or options of the Corporation which  it may  issue  or  sell, whether out of the  number  of  shares authorized  by  this  Certificate  of  Incorporation  or  by amendment thereof or out of the shares of the stock  of  the

     Corporation  acquired by it after the issuance thereof,  nor shall  any stockholder be entitled as a matter of  right  to purchase  or subscribe for or receive any bonds,  debentures or other obligations which the Corporation may issue or sell that shall be convertible into or exchangeable for stock  or to  which  shall  be attached or appertain  any  warrant  to warrants  or  other  instrument or  instruments  that  shall confer upon the holder or owner of such obligation the right to  subscribe for or purchase from the Corporation any share of  its  capital  stock, but all such additional  issues  of stock,  rights,  options, or of bonds, debentures  or  other obligations convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer  upon  the  holder  the right  to  subscribe  for  or purchase  any shares of stock may be issued and disposed  of by  the  Board  of Directors to such persons and  upon  such

     terms  as  in  their  absolute  discretion  they  may   deem

     advisable,  subject  only  to such  limitations  as  may  be imposed  in  this  Certificate of Incorporation  or  in  any amendment thereto.

     SIXTH:  An annual meeting of stockholders shall be held  for the  election of Directors and the transaction of such other

     business as may properly come before said meeting.   Special

     meetings  of  the stockholders of the Corporation  shall  be held  whenever called in the manner required by the laws  of the  State of Delaware or for purposes as to which there are

     special   statutory  provisions,  and  for  other   purposes

     whenever called by resolution of the Board of Directors,  or by  the Chairman of the Board, the President, or the holders of  a  majority of the issued and outstanding shares of  the

     common  stock  of  the  Corporation.   Except  as  otherwise

     provided  herein,  any  such annual or  special  meeting  of stockholders shall be held on a date and at a time and place as may be designated by or in the manner provided in the By-

     Laws.

     SEVENTH: The name and mailing address of the Incorporator is

     Marc  Aron,  Three Financial Centre, Suite  210,  900  South

     Shackleford Road, Little Rock, Arkansas  72211.

     EIGHTH:  The number of Directors which shall constitute  the whole Board shall be not less than one (1) nor more than ten

     (10).  Within such limits, the number of Directors shall  be fixed  and may be altered from time to time, as provided  in the  By-Laws.  Election of Directors need not be  by  ballot unless  the  By-Laws  so  provide.  Directors  need  not  be

     stockholders.   Directors shall be  elected  at  the  annual

     meeting  of the stockholders of the Corporation,  except  as herein  provided, to serve until the next annual meeting  of stockholders and until their respective successors are  duly elected and have /qualified.  Vacancies occurring among  the

     Directors  (other than in the case of removal of a Director)

     shall be filled by a majority vote of the Directors then  in office with the consent of the holders of a majority of  the issued  and outstanding common stock of the Corporation,  or by  the  sole  remaining Director with the  consent  of  the holders  of a majority of the issued and outstanding  common stock  of the Corporation, or by resolution duly adopted  by the  holders  of  a majority of the issued  and  outstanding common  stock of the Corporation, at a special meeting  held for  such  purpose,  or  by action taken  in  lieu  of  such meeting,  or  at  the  next annual meeting  of  stockholders following any vacancy. At any meeting of stockholders of the

     Corporation  called  for  the  purpose,  the  holders  of  a majority of the issued and outstanding shares of the  common stock  of  the Corporation may remove from office,  with  or without cause, any or all of the Directors and the successor of  any  Director so removed shall be elected by the holders of  a majority of the issued and outstanding common stock of the Corporation at such meeting or at a later meeting.

     NINTH: All corporate powers shall be exercised by the  Board of Directors of the Corporation except as otherwise provided by law or by this Certificate of Incorporation or by any By-

     Laws from time to time passed by the stockholders (provided,

     however,  that  no  By-Law so created shall  invalidate  any prior act of the Directors which was valid in the absence of such  By-Law).  In furtherance and not in limitation of  the powers conferred by law, the Board of Directors is expressly authorized (a) to make, alter, amend, and repeal the By-Laws

     of   the   Corporation,  subject  to  the   power   of   the

     stockholders, to alter, amend or repeal such By-Laws, (b) to authorize and cause to be executed mortgages and liens  upon all  or any part of the property of the Corporation; (c)  to determine  the  use and disposition of any  surplus  or  net profits;  and  (d) to fix the times for the declaration  and payment of dividends.

     TENTH:  Directors,  as such, shall not  receive  any  stated

     salary  for their services, but, by resolution of the  Board of  Directors,  a fixed sum and expenses of  attendance,  if any,  may be allowed for attendance at each regular, special or  committee  meeting of  the Board; provided that  nothing herein contained shall be construed to preclude any Director from  serving  the  Corporation in any  other  capacity  and receiving compensation therefor.

     ELEVENTH: When and as authorized by the affirmative vote  of the  holders  of  a  majority of the  common  stock  of  the

     Corporation,   issued   and   outstanding,   given   at    a

     stockholders' meeting duly called for that purpose, or  when authorized  by  the  written consent of  the  holders  of  a majority  of the common stock of the Corporation issued  and

     outstanding,   the  Board  of  Directors   may   cause   the

     Corporation  to sell, lease or exchange all or substantially all, of its property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be whole or in part shares

     of   stock  in,  and/or  other  securities  of,  any   other

     corporation or corporations, as the Board of Directors shall

     deem   expedient   and  for  the  best  interests   of   the

     Corporation.

     TWELFTH: The Board of Directors may not cause the

     Corporation to merge or consolidate with or into any other corporation or corporations, unless such merger or

     consolidation shall have been authorized by the affirmative vote of the holders of a majority of the common stock of the

     Corporation, issued and outstanding, given at a

     stockholders' meeting called for that purpose, or authorized by the written consent of the holders of a majority of the common stock of the Corporation issued and outstanding.

     THIRTEENTH:  To the fullest permitted by the laws of the

     State of Delaware, or any other applicable law presently or hereafter in affect, a Director of the Corporation shall not be liable to the Corporation or its stockholders for

     monetary damages for or with respect to any acts or

     omissions in the performance of his duties.

                    Any  repeal or modifications of the foregoing

     paragraph  by the stockholders of the Corporation shall  not adversely  affect any right or protection of a  Director  of the  Corporation  existing at the time  of  such  repeal  or modification.

     FOURTEENTH:   If  after  the  date  of  adoption   of   this

     Certificate   of   lncorporation  any  provision   of   this

     Certificate  of Incorporation is invalidated on any  grounds by  any  court  of competent jurisdiction,  then  only  such provision shall be deemed inoperative and null and void  and the remainder of this Certificate of Incorporation shall not be affected thereby.

     FIFTEENTH:  The  Corporation reserves the  right  to  amend,

     alter,  change  or  repeal any provision contained  in  this

     Certificate of Incorporation in the manner now or  hereafter prescribed  by  law,  and all rights  and  powers  conferred herein  on stockholders, Directors and officers are  subject to this reserved power.



IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of,

April 1995.



                                   Incorporator:



                                   ________________________

                                   Marc Aron
                                   Three Financial Centre
                                   900 S. Shackleford, Suite 210
                                   Little Rock, Arkansas 72211
In the presence of:


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